Exhibit 99.1

Docusign Envelope ID: 28014F1 C-E2E5-445A-85B0-B6DB798BE49A IN WITNESS WHEREOF, the parties hereto have executed this Agreement. Richard K. Coleman, Jr. Signature of Executive Richard K. Coleman, Jr. Print Name of Executive Star Equity Holdings, Inc. Name: Jeffrey E. Eberwein Title: Chief Executive Officer Agreement to the termination and replacement of Executive's Prior Employment Agreement (pursuant to Section 10 of that agreement), in accordance with the terms and conditions set forth herein. Star Operating Companies, Inc. Name: Jeffrey E. Eberwein Title: Chief Executive Officer 4923-6308-6980.2 9 /s/ Richard K. Coleman, Jr. /s/ Jeffrey E. Eberwein /s/ Jeffrey E. Eberwein

Docusign Envelope ID: 28014F1 C-E2E5-445A-85B0-B6DB798BE49A IN WITNESS WHEREOF, the parties hereto have executed this Confidentiality Agreement and Mutual Agreement to Arbitrate Claims. Richard K. Coleman, Jr. Signature of Executive Richard K. Coleman, Jr. Print Name of Executive 12/31/2025 Date 4923-6308-6980.2 9 Star Equity Holdings, Inc. Name: Jeffrey E. Eberwein Title: Chief Executive Officer /s/ Richard K. Coleman, Jr. /s/ Jeffrey E. Eberwein